UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  April 30, 2012

GP Strategies Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7234	52-0845774
(Commission File Number)	(IRS Employer Identification No.)

6095 Marshalee Drive, Suite 300, Elkridge, MD	21075
(Address of Principal Executive Offices)	(Zip Code)

(410) 379-3600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 30, 2012, GP Strategies Corporation, a Delaware corporation (“GP Strategies”), entered into a Third Amended and Restated Financing and Security Agreement with Wells Fargo Bank, N.A. which extends GP Strategies’ credit facility through October 31, 2014 and increases the maximum principal amount that can be borrowed from $35 million to $50 million, with a provision to increase to $75 million upon lender approval. The interest rate on the facility is LIBOR plus a range of 1.0% to 2.25% depending on GP Strategies’ financial performance. The amended credit facility contains covenants with respect to GP Strategies’ minimum tangible net worth, total liabilities to tangible net worth ratio and cash flow to debt service ratio. A copy of the Third Amended and Restated Financing and Security Agreement was filed as Exhibit 10.1 to GP Strategies’ Form 10-Q for the quarter ended March 31, 2012 and is incorporated herein by reference.

Item 2.02  Results of Operations and Financial Condition

On May 3, 2012, GP Strategies Corporation announced its results for the quarter ended March 31, 2012.  The earnings press release is attached hereto as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1                        Third Amended and Restated Financing and Security Agreement, dated April 30, 2012, by and between GP Strategies Corporation as Borrower and Wells Fargo Bank, National Association, as Lender. Incorporated herein by reference to Exhibit 10.1 of GP Strategies’ Form 10-Q for the quarter ended March 31, 2012 filed on May 3, 2012.

99.1                        Press release of GP Strategies Corporation dated May 3, 2012 announcing its results for the quarter ended March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: May 3, 2012	/s/ Sharon Esposito-Mayer
Sharon Esposito-Mayer
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Third Amended and Restated Financing and Security Agreement, dated April 30, 2012, by and between GP Strategies Corporation as Borrower and Wells Fargo Bank, National Association, as Lender. Incorporated herein by reference to Exhibit 10.1 of GP Strategies’ Form 10-Q for the quarter ended March 31, 2012 filed on May 3, 2012.

99.1	Press release of GP Strategies Corporation dated May 3, 2012 announcing its results for the quarter ended March 31, 2012.